EXHIBIT 99.(H)(9)
AMENDMENT TO THE MASTER SERVICES AGREEMENT
     Amendment made as of April 1, 2008 to the Master Services Agreement dated as of July 14, 2004, as amended (the “Agreement”), by and between the STI Classic Funds, a Massachusetts business trust (the “Trust”) and BISYS Fund Services Ohio, Inc., an Ohio corporation (the “Administrator”).
WITNESSETH:
WHEREAS, the Trust and the Administrator desire to amend the Agreement to reflect the current names of the parties.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.	The name of the Trust is RidgeWorth Funds.

2.	The name of the Administrator is Citi Fund Services Ohio, Inc.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

RIDGEWORTH FUNDS
By:
	Name:	Julia R. Short
	Title:	President

CITI FUND SERVICES OHIO, INC.
By:
	Name:	Fred Naddaff
	Title:	President